As filed with the Securities and Exchange Commission on December 22, 2010
 Registration No. 333-164006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SINO GREEN LAND CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	3537	54-0484915
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

6/F No.947, Qiao Xing Road, Shi Qiao Town
Pan Yu District, Guangzhou
People’s Republic of China 511490
86-20-84890337
 (Address, including zip code, and telephone number, including area code, of registrant’s Principal Executive Offices)

XiongLuo
Chief Executive Officer and President
Sino Green Land Corporation
 6/F No.947, Qiao Xing Road, Shi Qiao Town
Pan Yu District, Guang Zhou
People’s Republic of China 511490
86-20-84890337
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY  10006
Telephone: (212) 981-6767
Fax: (212) 930-9725
e-mail: alevitsky@srff.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $.001 per share (2)	20,000,000	$0.20	$ 4,000,000	$285.20

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the last reported sale price of the common stock on June 21, 2010 of $0.20. The Company has previously paid $309.44.

(2) Represents shares of common stock issuable upon exercise of outstanding warrants held by the selling shareholders.  Pursuant to Rule 416 there are also being registered such additional shares as may be issuable pursuant to anti-dilution provisions relating to dilution resulting from stock splits, stock dividends, or similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment, which consists of Part II, is being filed to include an updated opinion of counsel.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered.  All amounts are estimates except the SEC registration fee.

SEC registration fee	$309
Printing and engraving expenses	5,000*
Legal fees and expenses	40,000*
Accounting fees and expenses	10,000*
Miscellaneous expenses	4,691*
$60,000*
*  Estimated.

The Company has agreed to bear expenses incurred by the selling shareholders that relate to the registration of the shares of common stock being offered and sold by the selling shareholders.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provides that we will indemnify and hold harmless our officers and directors to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes.

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, with certain specified exceptions, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS Sections 78.7502, 78.751 and 78.752 provide broad indemnification for officers and directors, as follows:

Subsection 1 of NRS 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnified Party”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnified Party’s conduct was unlawful.

Subsection 2 of NRS 78.7502 of the Nevada Law empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of an Indemnified Party against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of such action or suit if the Indemnified Party acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502 further provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) or (2) described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

Subsection 1 of NRS 78.751 provides that any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to Subsection 2 of NRS 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained. Subsection 2 of NRS 78.751 provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation. Said Subsection 2 further provides that the provisions of that Subsection 2 do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law. Subsection 3 of NRS 78.751 provides that indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 does not exclude any other rights to which the Indemnified Party may be entitled under the articles of incorporation or any by-law, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or in another capacity while holding his office. However, indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses under Subsection 2 of NRS 78.751, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators. NRS 78.752 empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as an Indemnified Party or arising out of such person’s status as an Indemnified Party whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On April 23, 2008, Organic Region issued convertible notes and warrants to four investors, pursuant to a securities purchase agreement. The Company assumed all obligations under the purchase agreement, notes and warrants. The notes have an aggregate principal amount of $500,000 and are payable on April 23, 2009. The notes bear interest at 18% per annum. The maturity date of the notes was extended and the notes were paid in August 2009. In connection with the issuance of the notes, we also issued to the noteholders, five-year warrants for the purchase of an aggregate of $500,000 of shares of common stock at an exercise price equal to 115% of the per share price in the first financing or financings after the reverse acquisition in which we raise $3,000,000.

On January 15, 2009, the Company issued 81,648,554 shares of common stock to the shareholders of Organic Region in exchange for all of the issued and outstanding capital stock of Organic Region.  The number of our shares issued to the shareholders of Organic Region was determined based on an arms-length negotiation, and the former shareholders were familiar with the business of Organic Region, which is the sole business being conducted by the Company from and after the completion of the reverse acquisition.  The issuance of our shares to these individuals was made in reliance on the exemptions from registration contained (i) in Section 4(2) of the Securities Act and (ii) under Regulation S of the Securities Act afforded generally to offshore transactions involving non-U.S. persons.  We made this determination based on the representations of the former shareholders of Organic Region which included, in pertinent part, that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that former shareholders of Organic Region understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On April 27, 2009, the Company entered into a termination agreement with Hickey Freihofner Advisors, LLC (“HFA”), Hickey Freihofner Capital, a division of Brill Securities, Inc., (“HFC”), Mr. Hai Lin and Ms. Mary Ma Yong Qing, pursuant to which the Company issued an aggregate of 1,874,584 shares of Common Stock to nominees of HFC. The issuance of such shares was made in complete satisfaction of the Company’s obligation to issue shares to HFC under an advisory agreement (the “Advisory Agreement”) that the Company’s subsidiary, Organic Region, had entered into with HFA on January 28, 2008. The Company did not receive any cash consideration in connection with the issuance of such shares. The number of shares issued to HFC’s nominees was determined based on an arms-length negotiation. The issuance of such shares was made in reliance on the exemptions from registration contained (i) in Section 4(2) of the Securities Act and (ii) under Regulation S of the Securities Act afforded generally to offshore transactions involving non-U.S. persons.  We made this determination based on the representations of HFC’s nominees, which included, in pertinent part, that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that HFC’s nominees understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On April 29, 2009, the Company entered into a foreign finder agreement with Mr. Hai Lin, pursuant to which the Company issued an aggregate of 2,291,158 shares of Common Stock to Mr. Lin and his nominees. The issuance of such shares was made in complete satisfaction of the Company’s obligation to issue shares to Mr. Lin under the Advisory Agreement and a foreign finder agreement, dated January 28, 2008, between HFC, HFA and Mr. Lin. The Company did not receive any cash consideration in connection with the issuance of such shares. The number of shares issued to Mr. Lin and his nominees was determined based on an arms-length negotiation. The issuance of such shares was made in reliance on the exemptions from registration contained (i) in Section 4(2) of the Securities Act and (ii) under Regulation S of the Securities Act afforded generally to offshore transactions involving non-U.S. persons.  We made this determination based on the representations of Mr. Lin and his nominees, which included, in pertinent part, that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that Mr. Lin and his nominees understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In June and July 2009, the Company borrowed $1.43 million from a group of Hong Kong investors.  Effective August 3, 2009, the Company entered into two agreements with the noteholders and with another investor who invested $200,000.  Pursuant to these agreements, the notes were cancelled and the Company issued common stock and warrants as follows:

Pursuant to one agreement, the Company issued 13,129,410 shares of common stock at a purchase price of $0.085 per share and two-year warrants to purchase 10,145,454 shares of common stock at an exercise price of $0.11 per share.

Pursuant to the second agreement, the Company issued 4,333,334 shares of common stock at a purchase price of $0.12 per share, granted the investors an option to purchase acquire up to 6,500,000 shares of common stock at a purchase price of $0.12 per share and issued two-year warrants to purchase 3,466,666 shares of common stock at an exercise price of $0.15 per share. In the event that such investors exercise the option to purchase shares of common stock, the Company will issue two-year warrants to purchase up to 5,200,000 shares of common stock at an exercise price of $0.15 per share.  In January 2010, in connection with the exercise of an option to purchase 2,333,333 shares, we granted the exercising party a warrant to purchase 1,866,667 shares of common stock at $0.15 per share.  In July 2010, in connection with the exercise of an option to purchase the remaining 4,166,667 shares of common stock, we granted the exercising parties warrants to purchase 3,333,333 shares of common stock.

The issuance of these shares was made in reliance on the exemptions from registration contained (i) in Section 4(2) of the Securities Act and (ii) under Regulation S of the Securities Act afforded generally to offshore transactions involving non-U.S. persons.  We made this determination based on the representations of the Hong Kong investors, which included, in pertinent part, that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Hong Kong investors understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom..

On August 7, 2009, the Company entered into a Series A Convertible Preferred Stock and Warrant Purchase Agreement with three accredited investors pursuant to which the Company sold, for $1,000,000 an aggregate of 1,000,000 shares of the series A convertible preferred stock and five-year warrants to purchase 10,000,000 shares of common stock at $0.14 per share and 10,000,000 shares of common stock at $0.25 per share. The Investors had the option to acquire an additional 1,000,000 shares of Preferred Stock upon the same terms. Such option was to expire on February 10, 2010, unless extended by the Company.  Each Investor has agreed not to convert any shares of Preferred Stock or exercise any Warrants to the extent that such Investor’s beneficial ownership of Common Stock would exceed 9.99% of the outstanding Common Stock upon such conversion or exercise.  The Company paid an aggregate of $50,000 of broker fees in connection with this transaction. The Company also reimbursed the Investors for $45,000 of due diligence expenses.  In December 2009 and January 2010, the investors exercised their option to purchase an additional 1,000,000 shares of series A preferred stock for $1,000,000.  Since the Company only had 1,000,000 authorized shares of series A preferred stock, the option was exercised and the payment was made, but the issuance of the series A preferred stock was deferred until the certificate of designation was amended to increase the authorized series A preferred stock to 2,000,000 shares.  Based upon certain representations made by each of the Investors, as set forth in the Agreement, the Preferred Stock and warrants were issued in reliance upon an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On February 8, 2010, we sold to four investors a total of 4,167,000 shares of common stock for a purchase price of $0.12 per share, for a total of $500,000.  The shares were issued in reliance on the exemptions from registration contained (i) in Section 4(2) of the Securities Act and (ii) under Regulation S of the Securities Act afforded generally to offshore transactions involving non-U.S. persons.  We made this determination based on the representations from these investors, which included, in pertinent part, that such shareholders were not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the investors understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On May 27, 2010, we sold to a group of US and foreign investors a total of 17,000,000 shares of common stock for a purchase price of $0.20 per share, for a total of $3,400,000. The shares were issued in reliance on the exemptions from registration contained (i) in Section 4(2) of the Securities Act and Rule 506 of the Commission thereunder and (ii) under Regulation S of the Securities Act afforded generally to offshore transactions involving non-U.S. persons.  We made this determination based on the representations of these investors, which included, in pertinent part, that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the investors understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. All of the certificates issued in the transactions described above bear standard restricted stock legends. With respect to the shares issued pursuant to an exemption provided by Section 4(2) of the Securities Act, the investors were all all either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and such investors acquired our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof.

In June 2010, we authorized the issuance of a total of 7,195,000 shares of common stock to our employees and consultants, of which 5,000,000 were issuable to our officers and directors, as compensation.  These shares were exempt from registration pursuant to Regulation S since all of the grantees are not United States persons that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the investors understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. All of the certificates issued in the transactions described above bear standard restricted stock legends.

In October 2010, we sold a total of 5,000,000 shares of common stock two investors for a purchase price of $0.20 per share, for a total of $1,000,000. The shares were issued in reliance on the exemptions from registration contained (i) in Section 4(2) of the Securities Act and Rule 506 of the Commission thereunder.  All of the certificates issued in the transactions described above bear standard restricted stock legends and the investors were “accredited investors” within the meaning of Rule 501, and the investors acquired our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof.

ITEM 16. EXHIBITS
EXHIBIT INDEX

Exhibit No.	Description
2.1 (1)	Share Exchange Agreement, dated January 15, 2009, among the registrant, Organic Region Group Limited and its subsidiaries and shareholders.
3.1(2)	Articles of Incorporation of the registrant, as amended.
3.2 (1)	Bylaws of the registrant adopted on March 11, 2008.
3.3 (8)	Certificate of designation of the Series A Convertible Preferred Stock as amended
4.1 (1)	Piggyback Registration Rights Agreement, dated January 15, 2009, by and among the registrant, Michael Friess and Sanford Schwartz.
4.2 (1)	Redemption Agreement, dated January 15, 2009, by and among the registrant, Michael Friess and Sanford Schwartz.
4.3 (1)	Form of Convertible Promissory Note issued by the registrant, dated January 15, 2009.
4.4 (1)	Form of Convertible Promissory Note issued by Organic Region Group Limited, dated April 23, 2008.
4.5 (1)	Form of Warrant issued by Organic Region Group Limited, dated April 23, 2008.
4.6 (4)	Form of Warrant issued by Sino Green Land Corporation, dated August 3, 2009.
4.7 (5)	Form of Series A Warrant issued by Sino Green Land Corporation, dated August 7, 2009.
4.8 (5)	Form of Series B Warrant issued by Sino Green Land Corporation, dated August 7, 2009.
5.1 (12)	Opinion of Sichenzia Ross Friedman Ference LLP.
10.1 (1)	Indemnification Agreement, dated January 15, 2009, by Michael Friess and Sanford Schwartz in favor of the registrant and Organic Region Group Limited and its subsidiaries and shareholders.
10.2 (1)	Form of Securities Purchase Agreement, dated April 23, 2008.
10.3 (1)	Consulting Services Agreement, dated January 1, 2005, between Organic Region Group Limited and Mr. XiongLuo (English Translation).
10.4 (1)	Director Agreement, dated February 15, 2008, between Organic Region Group Limited and Mr. Anson Yiu Ming Fong.
10.5 (1)	Director Agreement, dated January 5, 2004, between Organic Region Group Limited and Mr. XiongLuo.
10.6 (1)	Director Agreement, dated November 22, 2007, between Organic Region Group Limited and Mr. Chi Ming Leung.
10.7 (1)	Executive Employment Agreement, dated September 1, 2007, between Organic Region Group Limited and Mr. Chi Ming Leung.
10.8 (1)	Executive Employment Agreement, dated September 1, 2007, between Organic Region Group Limited and Mr. XiongLuo.
10.9 (1)	Executive Employment Agreement, dated September 1, 2007, between Organic Region Group Limited and Ms. Yong Qing Ma.
10.10 (1)
Luochuan Apple Land Lease and Joint Development Contract, dated May 4, 2004, between Guangzhou Organic Region Agriculture Ltd. and the Apple Association of Kuibai Town, Luochuan County (English Translation).

10.11 (1)
Luochuan Apple Land Lease Cooperation Development Contract, dated October 29, 2007, between Guangzhou Organic Region Agriculture Ltd. and the Apple Association of Kuibai Town, Luochuan County (English Translation).

10.12 (1)
Wanqingsha Emperor Banana Land Lease Cooperation Development Contract, dated October 17, 2006, between Guangzhou Organic Region Agriculture Ltd. and the Fruits Association of Wanqingsha Town, Nansha District of Guangzhou (English Translation).

10.13 (1)
Wanqingsha Emperor Banana Land Lease Cooperation Development Contract, dated January 3, 2008, between Guangzhou Organic Region Agriculture Ltd. and the Fruits Association of Wanqingsha Town, Nansha District of Guangzhou (English Translation).

10.14 (1)	Guangxi Tangerine Land Lease Cooperation Development Contract, dated October 12, 2005, between Guangzhou Organic Region Agriculture Ltd. and Guangxi Wanshanhong Fruits Co., Ltd. (English Translation).
10.15 (1)
Guangzhou City Panyu District Premises Lease Contract, dated December 12, 2007, between Guangzhou Panyu District GuangLv Industrial Co. Ltd. and Guangzhou Organic Region Agriculture Ltd. (English Translation).

10.16 (1)	Supplementary Agreement to Premises Lease Agreement between Guangzhou Panyu District GuangLv Industrial Co. Ltd. and Guangzhou Organic Region Agriculture Ltd. (English Translation).
10.17 (1)	Transfer Agreement of Patent Application Right, January 10, 2009, by and among Guangzhou Organic Region Agriculture Ltd., Mr. XiongLuo and Mr. Anson Yiu Ming Fong (English Translation).
10.18 (3)	Director Agreement, between Henry County Plywood Corporation and Jeremy Goodwin, dated February 2, 2009.
10.19 (4)	Form of Common Stock and Warrant Purchase Agreement, dated as of August 3, 2009, between Sino Green Land Corporation and the investors.

10.20 (4)	Form of Common Stock and Warrant Purchase Agreement, dated as of August 3, 2009, between Sino Green Land Corporation and the investors.
10.21 (5)	Form of Common Stock and Warrant Purchase Agreement, dated as of August 7, 2009, between Sino Green Land Corporation and the investors.
10.22(6)	Common stock purchase agreement, dated February 8, 2010, between the Company and certain investors.
10.23(7)	Executive employment agreement dated May 1, 2010 between the Company and Yan Pan
10.24 (8)	English translation of lease dated June 10, 2009 between the Company’s subsidiary, Southern International Development Co., Ltd. and Guangzhou Shunyu Property Management Co., Ltd.
10.25 (8)	Executive employment agreement dated as of May 1, 2010 between the Company and Anson Yiu Ming Fong
10.26 (8)	Director agreement dated July 1, 2010, between the Company and Chan Kin Hang Danvil
10.27 (8)	Director agreement dated July 1, 2010, between the Company and Karen Tse.
10.28 (9)	Employment agreement dated October 8, 2010 between the Company and XiongLuo.
10.29 (9)	Employment agreement dated November 5, 2010 between the Company and Huasong Sheena Shen.
10.30 (9)	Employment agreement dated October 1, 2010 between the Company and Yan Pan.
10.31 (10)	Common Stock Purchase Agreement, dated September , 2010, by and between the Company, JB Capital Partners and Robotti Global Fund.
10.31 (10)	Agreement dated September 24, 2010, among the Company, T Squared Investments LLC, Silverstone Advisors, LLC and Celenian Appreciation Fund
16.1 (1)	Letter from Schumacher & Associates, Inc., regarding change in certifying accountant.
21 (1)	Subsidiaries of the registrant.
23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
23.2(11)	Consent of Kabani& Company, Inc.

(1)	Incorporated by reference to the exhibit of the same number to the Company’s Current Report on Form 8-K filed on January 21, 2009.
(2)	Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 8-K/A filed on April 21, 2009.
(3)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 5, 2009.
(4)	Incorporated by reference to Exhibits 4.1, 10.1, and 10.2 to the Company's Current Report on Form 8-K/A filed on August 7, 2009.
(5)	Incorporated by reference to Exhibits 3.1, 4.1, 4.2, and 10.1 to the Company's Current Report on Form 8-K filed on August 13, 2009.
(6)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 2, 2010.
(7)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 5, 2010.
(8)	Incorporated by reference to Exhibits 10.26 and 10.27to Amendment No. 3 to the Company’s Registration Statement on Form S-1, File No. 333-164006, filed on August 4, 2010.
(9)	Incorporated by reference to Exhibits 99.1, 99.2 and 99.3 to the Company’s Current Report on Form 8-K filed on November 12, 2010.
(10)	Incorporated by reference to Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K filed on October 7, 2010.
(11)	Incorporated by reference to Exhibit 23.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, File No. 333-164006, filed on December 9, 2010.
(12)	Filed herewith

ITEM 17.  UNDERTAKINGS.

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guangzhou in the People’s Republic of China on this 22nd day of December, 2010.

SINO GREEN LAND CORPORATION

By:	/s/ XiongLuo
XiongLuo, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ XiongLuo*	Chief Executive Officer and Director	December 22, 2010
XiongLuo	(Principal Executive Officer)

/s/ Huasong Sheena Shen*	Chief Financial Officer	December 22, 2010
Huasong Sheena Shen	(Principal Financial and Accounting Officer)

/s/ Jeremy Goodwin*	Director	December 22, 2010
Jeremy Goodwin

/s/ Danvil Kin Hang Chan*	Director	December 22, 2010
Danvil Kin Hang Chan

/s/ Karen Tse*	Director	December 22, 2010
Karen Tse

*By:	/s/ Xiong Luo	December 22, 2010
Xiong Luo, Attorney in Fact